QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.39

DEPOSIT AGREEMENT NO. 1

        This Deposit Agreement ("Agreement") is made as of November 30, 2007 (the "Effective Date") by and between WESTPORT FUEL SYSTEMS INC., a Delaware corporation having an office at Suite 101 - 1750 West 75th Avenue, Vancouver, British Columbia V6P 6G2 ("Westport"), and CLEAN ENERGY FINANCE, L.L.C., a California limited liability company having an office at Suite 200 - 3020 Old Ranch Parkway, Seal Beach, California 90704 ("CEF").

        WHEREAS Westport and CEF are parties to a certain Agreement Regarding Acquisition, Conversion and Sale of Vehicles dated July 21, 2006, as amended on July 15, 2007 (the "Vehicle Agreement");

        AND WHEREAS, pursuant to the Vehicle Agreement, Westport is to convert to liquefied natural gas, or LNG, operation the model year 2007 T800 diesel tractors listed on the Release Authorization Form in Schedule "A", attached hereto and incorporated herein by this reference (the "Vehicles"), and Westport, CEF and Inland Kenworth, Inc. ("Inland") are to use commercially reasonable efforts to sell the converted Vehicles to third party end user customers ("Customers");

        AND WHEREAS Westport will separately invoice Customers for the LNG fuel systems (the "LNG Systems") installed in the Vehicles;

        AND WHEREAS the parties to the Vehicle Agreement desire that Westport establish and maintain an inventory of LNG Systems for subsequent installation in the Vehicles (the "Inventory");

        AND WHEREAS CEF wishes to provide Westport an advance deposit for the purpose of financing the establishment and maintenance of the Inventory and the subsequent upfit and sale of the Vehicles (the "Stated Purpose") upon and subject to the terms and conditions of this Agreement;

        NOW, THEREFORE, in consideration of the covenants and agreements contained herein and good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.
DEPOSIT

1.1.
Advance of Deposit. Subject to the terms and conditions of this Agreement, CEF will advance to Westport, in the form of a non-interest bearing, limited recourse (in accordance with the provisions of Section 1.4) loan, the sum of four million United States Dollars (USD $4,000,000) (the "Deposit").

1.2.
Payment. CEF will pay Westport the Deposit within three (3) business days of the Effective Date by means of a wire transfer of immediately available funds as follows:

      Silicon Valley Bank
      3003 Tasman Drive HF195
      Santa Clara, California 95054
      ABA Routing #: 121140399
      Beneficiary Account #: 3300266291
      Beneficiary Name: Westport Fuel Systems Inc.

  1.3.
  Limitation of Use of Deposit Amount by Westport. Westport will use the Deposit solely for the Stated Purpose.

  1.4.
  Repayment.

  (a)
  Subject to paragraphs (c) and (d) below, upon the sale to a Customer of each LNG System incorporated into a Vehicle, Westport will repay to CEF that portion of the Deposit specified as the "LNG System Deposit Price" in Schedule "B", attached hereto and incorporated herein by this reference, for the relevant sold Vehicle (the "Repayment Amount").

  (b)
  Westport will, within three (3) business days of receipt by Westport of immediately available funds from Customer for the sale of the LNG System, pay CEF the Repayment Amount by bank draft, certified cheque or wire transfer of immediately available funds.

  (c)
  In the event CEF receives the Repayment Amount with respect to the sale of an LNG System directly from Inland or another third party agreed to by the parties, on behalf of Westport, such receipt from Inland will constitute repayment of the Repayment Amount by Westport with respect to such LNG System, and Westport will have no further repayment obligation under paragraph (a) above with respect to such LNG System.

  (d)
  In the event that any of the LNG Systems incorporated into the Vehicles remain unsold to Customers after twenty-four (24) months from the Effective Date, or such other time period as is agreed to in writing by both CEF and Westport, Westport will have no further obligation to pay CEF the Repayment Amount with respect to such LNG Systems.

2.
REPRESENTATIONS AND WARRANTIES; LIMITATIONS OF LIABILITY

2.1.
Representations and Warranties. Westport represents and warrants to CEF that it is the owner of the LNG Systems, with a good and marketable title, free and clear of all liens, charges, encumbrances and any other rights of others, and has the right, power and lawful authority to sell or otherwise convey such LNG Systems to Customers.

2.2.
Limitation of Liability. NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, NEITHER PARTY WILL BE LIABLE OR OBLIGATED TO THE OTHER IN ANY MANNER WHATSOEVER FOR ANY INCIDENTAL, INDIRECT, SPECIAL, PUNITIVE OR CONSEQUENTIAL DAMAGES OF ANY KIND, EVEN IF CAUSED BY GROSS NEGLIGENCE OR WILFUL MISCONDUCT AND EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

3.
DEFAULT

3.1.
Events of Default. The following events will be considered to be events of default (an "Event of Default"):

(a)
Westport fails to make any of the payments in the amounts and at the times specified in this Agreement;

(b)
any representation or warranty made by Westport in this Agreement proves to be incorrect at any time in any material respect;

(c)
Westport makes any assignment for the general benefit of creditors or is adjudged insolvent or bankrupt;

(d)
Westport ceases or threatens to cease to carry on its business or makes or proposes to make any sale of the whole or substantial portion of its assets outside of the ordinary course of its business;

    (e)
    any proposal is made or petition filed by Westport under any law having for its purpose the extension of time for payment, composition or compromise of the liabilities of Westport;

    (f)
    any order is made by any court of competent jurisdiction for the dissolution, winding-up or liquidation of Westport; or

    (g)
    any receiver, administrator, or manager of the property, assets or undertaking of Westport is appointed under any law or other debt instrument issued by Westport.

  3.2.
  Remedy on Default. On the happening of an Event of Default, CEF will have the right, without any further demand or notice whatsoever, to payment of all amounts whatsoever then outstanding and owing or to become owing by Westport to CEF under this Agreement or to pursue any remedy available at law or in equity.

4.
TERM AND TERMINATION

4.1.
Term and Termination. This Agreement will come into force on the Effective Date and will terminate upon the earlier of full repayment by Westport of the Deposit and the expiry of the period set out in Section 1.4(d).

5.
GENERAL PROVISIONS

5.1.
Interpretation. Wherever in this Agreement the context so requires, the singular number will include the plural number and vice versa and any gender herein used will be deemed to include the feminine, masculine or neuter gender. The division of this Agreement into articles, sections and subsections, and the insertion of the recitals and headings, are for convenience of reference only and will not affect the construction or interpretation of this Agreement. The terms "hereof", "hereto", "herein", "hereunder" and similar expressions refer to this Agreement and not to any particular Article or other portion hereof and include any agreement supplemental hereto.

5.2.
Notices. All notices, consents or other communications, other than day to day communications, provided for under this Agreement will be in writing and will be deemed to be sufficiently given if delivered by courier or by hand to a representative of such party, and the notice will be deemed to have been received on the date of actual delivery thereof. Until notice of change of address has been given in the manner provided in this section, notices will be addressed to the addresses set forth above.

5.3.
Governing Law and Jurisdiction. This Agreement will be governed by the laws of the State of California, excluding its conflict of law provisions. Each party irrevocably submits to the non-exclusive jurisdiction of the Courts of the State of California.

5.4.
Severability. It is the intention and agreement of the parties that if any provision of this Agreement is held to be illegal, invalid or unenforceable, in whole or in part, under present or future laws, the parties will substitute for such provision another provision that is legal, valid and enforceable and that achieves the same or similar objectives. If this is not possible, the parties agree that should any provision of this Agreement be held to be illegal, invalid or unenforceable, such provision will be ineffective to the extent of such illegality, invalidity or unenforceability, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

5.5.
Entire Agreement; Amendments. This Agreement, together with the Vehicle Agreement, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, whether oral or written, with respect to the subject matter hereof. No provision of this Agreement may be changed, modified or amended without the express written agreement of the parties executed by their authorized representatives.

  5.6.
  Waivers. No indulgence or forbearance by any party hereunder will be deemed to constitute a waiver of its rights to insist on performance in full and in a timely manner of all covenants of the other party hereunder and any such waiver, in order to be binding upon a party, must be express and in writing and signed by such party and then such waiver will be effective only in the specific instance and for the purpose for which it is given. No waiver of any term, condition or covenant by any party will be deemed to be a waiver by such party of its rights to require full and timely compliance with the same term, condition or covenant thereafter, or with any other term, covenant or condition of this Agreement at any time.

  5.7.
  Binding Agreement; Assignment. This Agreement is binding on the parties and their respective successors and permitted assigns. CEF may assign this Agreement or its interest herein or any part thereof to any person or entity. CEF must notify Westport within fifteen (15) days of the assignment.

  5.8.
  Survival. The terms of this Agreement which, by their nature, extend beyond the term of this Agreement will survive any termination or expiration of this Agreement, including, without limitation, Article 2.

  5.9.
  Execution. This Agreement may be executed in two or more original, facsimile or.pdf counterparts, each of which, when so executed, will be deemed to be an original copy hereof, and all such counterparts together will constitute but one single agreement.

        AGREED to by the parties as of the Effective Date.

WESTPORT FUEL SYSTEMS INC.	CLEAN ENERGY FINANCE, L.L.C.
/s/ J. MICHAEL GALLAGHER Signature	/s/ PETER J. GRACE Signature
J. Michael Gallagher Name	Peter J. Grace Name
President and COO Title	Vice President Title
Nov. 30, 2007 Date	Dec. 6, 2007 Date
WESTPORT FUEL SYSTEMS INC.
/s/ ELAINE WONG Signature
Elaine Wong Name
CFO Title
Nov. 30, 2007 Date

SCHEDULE "A"

RELEASE AUTHORIZATION FORM

SCHEDULE "B"

LNG SYSTEM DEPOSIT PRICE

#	Vehicle Number	LNG System Deposit Price
1	1XKDD49XX7R197055	80,000.00
2	1XKDD49X17R197056	80,000.00
3	1XKDD49X37R197057	80,000.00
4	1XKDD49X57R197058	80,000.00
5	1XKDD49X77R197059	80,000.00
6	1XKDD49X47R197035	80,000.00
7	1XKDD49X67R197036	80,000.00
8	1XKDD49X97R197037	80,000.00
9	1XKDD49XX7R197038	80,000.00
10	1XKDD49X17R197039	80,000.00
11	1XKDD49X87R197040	80,000.00
12	1XKDD49XX7R197041	80,000.00
13	1XKDD49X17R197042	80,000.00
14	1XKDD49X37R197043	80,000.00
15	1XKDD49X57R197044	80,000.00
16	1XKDD49X77R197045	80,000.00
17	1XKDD49X97R197046	80,000.00
18	1XKDD49X07R197047	80,000.00
19	1XKDD49X27R197048	80,000.00
20	1XKDD49X47R197049	80,000.00
21	1XKDD49X07R197050	80,000.00
22	1XKDD49X27R197051	80,000.00
23	1XKDD49X47R197052	80,000.00
24	1XKDD49X67R197053	80,000.00
25	1XKDD49X87R197054	80,000.00
26	1XKDD49X37R19760	80,000.00
27	1XKDD49X57R197061	80,000.00
28	1XKDD49X77R197062	80,000.00
29	1XKDD49X97R197063	80,000.00
30	1XKDD49X07R197064	80,000.00
31	1XKDD49X27R197065	80,000.00
32	1XKDD49X47R197066	80,000.00
33	1XKDD49X67R197067	80,000.00
34	1XKDD49X87R197068	80,000.00
35	1XKDD49XX7R197069	80,000.00
36	1XKDD49X67R197070	80,000.00
37	1XKDD49X87R197071	80,000.00
38	1XKDD49XX7R197072	80,000.00
39	1XKDD49X17R197073	80,000.00
40	1XKDD49X37R197074	80,000.00
41	1XKDD49X57R197075	80,000.00
42	1XKDD49X77R197076	80,000.00
43	1XKDD49X97R197077	80,000.00
44	1XKDD49X07R197078	80,000.00
45	1XKDD49X27R197079	80,000.00
46	1XKDD49X97R197080	80,000.00
47	1XKDD49X07R197081	80,000.00
48	1XKDD49X27R197082	80,000.00
49	1XKDD49X47R197083	80,000.00
50	1XKDD49X67R197084	80,000.00

		$4,000,000.00

QuickLinks

  Exhibit 10.39
DEPOSIT AGREEMENT NO. 1
SCHEDULE "A" RELEASE AUTHORIZATION FORM
SCHEDULE "B" LNG SYSTEM DEPOSIT PRICE